UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-14989	25-1723342
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700			15219
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/100th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange
Preferred Share Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On December 14, 2020, WESCO International, Inc., a Delaware corporation (the “Company” or “WESCO”), WESCO Distribution, Inc., a Delaware corporation (“WESCO Distribution”), and certain other subsidiaries of WESCO entered into an amendment to its revolving credit facility (the “Revolving Credit Facility”) pursuant to the terms and conditions of a First Amendment to Fourth Amended and Restated Credit Agreement, dated as of December 14, 2020 (the “Revolver Amendment”), among WESCO Distribution, the other U.S. borrowers party thereto, WESCO Distribution Canada LP, the other Canadian borrowers party thereto, WESCO, the lenders party thereto and Barclays Bank PLC, as administrative agent. The Revolver Amendment amends the amended and restated credit agreement entered into on June 22, 2020 (the “Existing Revolving Credit Agreement” and as amended by the Revolver Amendment, the “Revolving Credit Agreement”). The Revolver Amendment permits an increase to the revolving commitments under the Revolving Credit Agreement from $1.1 billion to $1.2 billion and amends certain other defined terms. The increased revolving commitments will become available prior to February 10, 2021, subject to the satisfaction of certain conditions precedent contained in the amendment. No other material terms of the Credit Agreement were changed.
On December 14, 2020, WESCO Distribution amended its receivables facility (the “Receivables Facility”) pursuant to the terms and conditions of a First Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of December 14, 2020 (the “Receivables Amendment”), by and among WESCO Receivables Corp. (“WESCO Receivables”), WESCO Distribution, the various purchaser groups from time to time party thereto and PNC Bank, National Association, as Administrator. The Receivables Amendment amends the amended and restated receivables purchase agreement entered into on June 22, 2020 (the “Existing Receivables Purchase Agreement” and as amended by the Receivables Amendment, the “Receivables Purchase Agreement”). The Receivables Amendment permits an increase to the purchase limit under the Existing Receivables Purchase Agreement from $1.025 billion to $1.2 billion. The increased purchase limit will become effective on or after January 4, 2021, subject to the satisfaction of certain conditions precedent contained in the amendment prior to February 10, 2021. The maturity date, interest rate spread, and commitment fee of the Receivables Facility remain unchanged.
The Company expects to utilize cash and availability under the Revolving Credit Facility and Receivables Facility to finance the redemption of all of WESCO Distribution’s outstanding 5.375% Senior Notes due 2021 (the “Notes”) discussed below under Item 8.01 of this Current Report on Form 8-K. As a result of the redemption of the Notes, interest expense is expected to be reduced by approximately $20 million per year. After redemption of the Notes and the increases in the Revolving Credit Facility and Receivables Facility described above, WESCO expects liquidity to remain above $800 million.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01.    Other Events.
Notice to Redeem Senior Notes due 2021
On December 15, 2020, WESCO Distribution elected to exercise its optional redemption right to redeem the entire $500 million aggregate principal amount of the Notes, and U.S. Bank, National Association, as trustee under the indenture governing the Notes, issued a notice of redemption to registered holders of the Notes. The date fixed for the redemption of the Notes is January 14, 2021 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest on the Notes to, but not including, the Redemption Date. The foregoing does not constitute a notice of redemption with respect to any of the Notes.
Fourth Quarter Commentary
WESCO also provided an update to the commentary for the fourth quarter of 2020 that it originally discussed during the Company’s third quarter earnings call on November 5, 2020.
Through fifty workdays as of December 11, 2020, sales for the fourth quarter of 2020 were approximately 3% lower than pro forma sales for the first fifty workdays of the prior year quarter, and were up approximately 6% sequentially. As previously disclosed, the Company expects fourth quarter sales to be lower than the prior year and sequentially, in part due to seasonality and the impact of three fewer workdays versus the third quarter and one fewer workday compared to the prior year quarter.
The Company has maintained its ongoing focus on effective cost management and integration synergy capture, including the elimination of non-essential capital expenditures during 2020. Effective October 1, 2020, the Company reinstated the full salaries of legacy WESCO employees, instituted 2020 merit adjustments, and resumed the retirement savings plan employer matching contributions, all of which had been suspended as part of a broad cost reduction effort in response to the COVID-19 pandemic. As previously disclosed, these COVID-19 related cost actions reduced operating expenses by $28 million in the third quarter of 2020.
Forward-Looking Statements
All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding estimated sales for the fourth quarter of 2020, the expected benefits and costs of the transaction between WESCO and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company’s plans, objectives, expectations and intentions, statements that address the combined company’s expected future business and financial performance, and other statements identified by words such as “anticipate,” “plan,” “believe,” “estimate,” “intend,” “expect,” “project,” “will” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of WESCO’s management, as well as assumptions made by, and information currently available to, WESCO’s management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of WESCO’s and WESCO’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Those risks, uncertainties and assumptions include the risk of any unexpected costs or expenses resulting from the transaction, the risk of any litigation or post-closing regulatory action relating to the transaction, the risk that the transaction could have an adverse effect on the ability of the combined company to retain customers and retain and hire key personnel and maintain relationships with its suppliers, customers and other business relationships and on its operating results and business generally, the risk that problems may arise in successfully integrating the businesses of the companies or that the combined company could be required to divest one or more businesses, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits, the risk that the leverage of the company may be higher than anticipated, the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on the combined company’s business, results of operations and financial conditions, the risk that the divestiture of the legacy WESCO Utility and Datacom businesses in Canada may take longer than expected and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond each company’s control. Additional factors that could cause results to differ materially from those described above can be found in WESCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and WESCO’s other reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

December 15, 2020	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer